UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 13, 2017 (December 8, 2017)
 _________________________
OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2017, a subsidiary of OUTFRONT Media Inc. (the “Company”) entered into a definitive transit advertising and communications concession agreement for subway, commuter rail and buses (the “Agreement”) with the New York Metropolitan Transportation Authority (the “MTA”), effective as of November 1, 2017. The Agreement is for a 10-year term, with an additional 5-year extension at the Company’s option, during which time the Company will be the exclusive seller of advertising on the MTA subway, commuter rail and buses.

Under the Agreement, the Company is obligated to deploy over 50,000 digital displays for advertising and MTA communications across the transit system over a number of years, commencing in 2018, and the MTA will be entitled to receive the greater of a percentage of revenues (the “revenue share”) or a guaranteed minimum annual payment (the “MAG”). The MAG amount is $115.0 million through 2017, and will be subject to increases for inflation over the term of the Agreement, as well as a $50.0 million step-up in year 11 of the Agreement. The revenue share percentage is 55% for revenues generated up to $209.0 million, which will be subject to increases for inflation over the term of the Agreement (the “annual base revenue”), and, after deployment costs are recovered as described below, 70% for incremental revenues that exceed the annual base revenue. Incremental revenues that exceed the annual base revenue will be retained by the Company to recover the cost of deploying advertising and communications screens throughout the transit system, including equipment costs, installation costs, a 10% expense surcharge and interest. In addition, once the balance of unrecovered deployment costs is equal to or less than zero after year 6 of the Agreement has commenced, the revenue share will increase from 55% to 60% for revenues generated up to the annual base revenue. If incremental revenues generated over the term of the Agreement are not sufficient to cover all or a portion of the deployment costs, the costs will not be recovered by the Company. In addition, the Company has agreed to guarantee the payment and performance obligations of its subsidiary under the Agreement.

The Agreement contains customary representations and warranties, affirmative and negative covenants, and termination event provisions, relating to, among other things, the Company’s failure to deliver and install digital displays in accordance with the Agreement, the Company’s failure to make payments due to the MTA, and breaches of certain representations and warranties or covenants.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

The Company has made statements in this Current Report on Form 8-K that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “will” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to the Agreement. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; competition; the Company’s inability to increase the number of digital advertising displays in its portfolio; the Company’s ability to implement its digital display platform and deploy digital advertising displays to its customers; seasonal variations; and other factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017. All forward-looking statements in this Current Report on Form 8-K apply as of the date of this report or as of the date they were made and, except as required by applicable law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Advertising License Agreement, entered into December 8, 2017, to be effective as of November 1, 2017, by and between the Metropolitan Transportation Authority and Outfront Media Group LLC.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Advertising License Agreement, entered into December 8, 2017, to be effective as of November 1, 2017, by and between the Metropolitan Transportation Authority and Outfront Media Group LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: December 13, 2017